UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Dec 5, 2023

Arax Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 B SW Dash Point Rd, #1068 Federal Way, WA 98023

Registrant’s telephone number, including area code: (850) 254-1161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On Nov 30, 2023 (the “Effective Date”), the Company and Undo Studios SA, (Nemesis) entered into a Sales Purchase agreement, to acquire 31% of the share capital of Nemesis in a share swap and cash transaction representing a minority interest in the assets, licenses, and intellectual property of Nemesis.

Pursuant to the provisions in the Sale Purchase Agreement, the Company will issue (six million six hundred and fifty thousand) 6,650,000 shares of its common stock at fair market value as of the date of the Sale Purchase Agreement for the initial 20% and the option for the remaining 11% of Nemesis. The common shares issued for the conversion if exercised, shall be issued with a restriction under Rule 144 of the U.S. Securities and Exchange Commission Act of 1934. That portion of the Company’s issued shares representing the 11% of the Nemesis acquisition will be held in escrow until such time as the option has been exercised.

In addition, the Company agrees to invest a total amount of (one million two hundred thousand) $1,200,000 in cash installments of (one hundred thousand) $ 100,000 per month starting December 1, 2023. Any amounts previously paid to Nemesis under a previously reported Letter of Intent will be deducted from this amount due.

The Company has the option to acquire an additional 11% of Nemesis upon fulfillment of certain milestones to be agreed upon in a future agreement. Nemesis will provide one seat to Arax as a Director of Undo Studios and will allow Arax to have operational oversight on an ongoing basis.

The foregoing description of the Sale Purchase Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the Letter of Intent, which is filed as Exhibits 99.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1*	LETTER OF INTENT

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

By:	/s/ Christopher D. Strachan
Christopher D. Strachan Chief Financial Officer

Dated: Dec 5, 2023